Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of May 3, 2019 (this “Agreement”), is made by and between TREMONT MORTGAGE TRUST (the “Borrower”) and TREMONT REALTY ADVISORS LLC (the “Lender”).   Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below unless the context otherwise requires.

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender have heretofore entered into that certain Credit Agreement, dated as of February 4, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower and the Lender desire to amend the Existing Credit Agreement;

ACCORDINGLY, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree to an amendment to the Existing Credit Agreement (the Existing Credit Agreement as so amended hereby, the “Credit Agreement”).

ARTICLE I

AMENDMENT OF EXISTING CREDIT AGREEMENT

SECTION 1.1                     Section 2 of the Existing Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“Section 2.                                     Principal Amount and Terms of the Credit.  The Lender agrees to extend to the Borrower any time within six (6) months after the Agreement Date (such period, the “Availability Period”), subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth in Section 10, loan(s) in the aggregate principal amount of up to Fifty Million Dollars ($50,000,000.00) (the “Loans”), to be disbursed in minimum amounts of Five Hundred Thousand Dollars ($500,000.00) and in whole multiples of Fifty Thousand Dollars ($50,000.00) in excess thereof (“Loan Increments”), from time to time, to an account designated in writing to the Lender by a Responsible Officer of Borrower pursuant to a Borrowing Request; provided, for the avoidance of doubt, that after the Availability Period, the undrawn funds will be unavailable and the Borrower will not be able to request any further borrowings on such undrawn funds. Amounts borrowed under this Agreement can only be repaid pursuant to the terms hereof and may not be reborrowed. A Loan may only be requested in Loan Increments.  A Loan may be requested on any date during the Availability Period when all of the conditions precedent to lending described in Section 11 below have been satisfied, and the Borrower has delivered a Borrowing Request to the Lender no later than 12:00 noon, Eastern time, two (2) Business Days prior to the date such Loan is being requested.”.

SECTION 1.2                     Each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation but, rather, an amendment of the terms of a pre-existing agreement, as evidenced by the Existing Credit Agreement. The Borrower hereby consents to this Agreement and hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Loan Document to which it is a party.

ARTICLE II

MISCELLANEOUS

SECTION 2.1                     Full Force and Effect; Amendment and Restatement.  Except as expressly provided herein and in the Existing Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lender under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 2.2                     Loan Document Pursuant to Credit Agreement.  This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, including, without limitation, the provisions relating to forum selection, consent to jurisdiction and waiver of jury trial included in Section 15 of the Existing Credit Agreement, which provisions are hereby acknowledged and confirmed by each of the parties hereto.

SECTION 2.3                     Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 2.4                     Execution in Counterparts.  This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 2.5                     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 2.6                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 2.7                     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.

TREMONT MORTGAGE TRUST, as the Borrower

By:	/s/ G. Douglas Lanois
	Name:	G. Douglas Lanois
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement]

TREMONT REALTY ADVISORS LLC, as the Lender

By:	/s/ Matthew P. Jordan
	Name:	Matthew P. Jordan
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]